UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2010

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 15, 2010, Liquidity Services, Inc., a Delaware corporation (“LSI”), completed the acquisition of all of the outstanding shares of common stock of Network International, Inc., a Delaware corporation (“Network”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated June 8, 2010, by and among LSI, Leon Kennedy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LSI (“Merger Sub”), Network and Eton Venture Services, Ltd. Co., as the representative of the stockholders of Network.  Under the terms of the Merger Agreement, Merger Sub was merged with and into Network, with Network continuing as the surviving corporation and a wholly-owned subsidiary of LSI.   Based in Houston, TX, Network operates an online marketplace for the sale of idle, surplus and used equipment in the oil and gas, petrochemical and power generation industries.

The aggregate consideration paid to the stockholders of Network (the “Sellers”), consists of a cash payment to the Sellers of approximately $7.5 million, subject to adjustment based on Network’s working capital as of the date the acquisition was completed (the “Closing Date”).  In addition, the Sellers are eligible to receive contingent earn-out payments of up to approximately $7.5 million, payable over an 18 month period following the Closing Date, based on Network’s operating results during such period.  Ten percent of the amount payable to the Sellers will be held in escrow following the Closing Date and will be used to fund any downward adjustment in the purchase price and any indemnification obligations owed by the Sellers under the Merger Agreement.

Prior to the acquisition, there were no material relationships between LSI or its affiliates, on the one hand, and Network or the Sellers, on the other hand.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required by this item, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)  Exhibits

2.1           Agreement and Plan of Merger, dated June 8, 2010, by and among Liquidity Services, Inc., Leon Kennedy Acquisition Corp., Network International, Inc. and Eton Venture Services, Ltd. Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: June 21, 2010	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 8, 2010, by and among Liquidity Services, Inc., Leon Kennedy Acquisition Corp., Network International, Inc. and Eton Venture Services, Ltd. Co.